UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2011, Sagent Pharmaceuticals, Inc. (the “Company”)announced that Ronald Pauli, the Company’s Chief Financial Officer, was appointed to the newly created position of Chief Business Officer of the Company, effective September 12, 2011 and that Jonathon M. Singer was appointed as the Company’s new Chief Financial Officer, effective September 12, 2011, to replace Mr. Pauli.

Mr. Singer, 47, has served as Senior Vice President of Finance and Chief Financial Officer of Landauer, Inc., a publically traded company and leader in radiation sciences and services since October 2006. Prior to joining Landauer, Mr. Singer was Vice President of Global Finance, Chief Financial Officer of the Medical Segment, for Teleflex, Inc., a global medical device manufacturer, which he joined in 2004. He earned a master’s degree from Northwestern University’s Kellogg Graduate School of Management, holds a bachelor’s degree in business administration from Miami University in Ohio and holds a certified public accountant designation

Mr. Singer was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Singer has no family relationships with any of the Company’s directors or executive officers. There have been no related person transactions between Sagent and Mr. Singer reportable under Item 404(a) of Regulation S-K.

Pursuant to the Company’s offer letter to Mr. Singer, (the “Offer Letter”), Mr. Singer will be entitled to an annual base salary of $310,000. He will also be eligible to participate in the Company’s annual bonus program. Mr. Singer’s annual target award opportunity under the annual bonus program is equal to 40% of his salary, or $124,000. Mr. Singer has been guaranteed to receive $62,000 under the annual bonus program for the period from September 12, 2011 through December 31, 2011. Mr. Singer will receive a sign-on cash bonus of $15,000, payable at the conclusion of his sixth month of employment at the Company. He will also receive a sign-on stock option award of 55,000 common shares, which will vest one-fourth each year on the anniversary of the grant date, over a four year period. Mr. Singer is also eligible for other benefits consistent with those received by the Company’s other executives.

Item 8.01 Other Events

On August 25, 2011, the Company issued a press release announcing the executive transition described in Item 5.02 above. A copy of that press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Sagent Pharmaceuticals, Inc. Press Release, dated August 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: August 30, 2011		/S/ MICHAEL LOGERFO
	Name:	Michael Logerfo
	Title:	Chief Legal Officer, Corporate Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sagent Pharmaceuticals Inc. Press Release, dated August 25, 2011.